Exhibit 10.11

ASSIGNMENT OF OVERRIDING ROYALTY INTEREST

STATE:	KANSAS
COUNTY:	LANE
ASSIGNOR:	PINECONE PETROLEUM
1421 S. Steele
Denver, CO 80210

ASSIGNEES:	Stratex Oil and Gas, Inc.	Meir Cohen
	30 Echo Lake Road	675 Third Avenue, Suite 2400
	Watertown, CT 06795	New York, NY 10017

	Rotary Partners	Lynden Capital
	196 Fern Avenue	57 Gramercy Avenue
	Litchfield, CT 06759	Rye, NY 10580

Assignor, named above, owns an overriding royalty interest in the oil, gas and mineral leases (the "Leases") which covers the lands located in the counties and state named above (the "Lands"). The Leases and Lands are described on Exhibit "A" in the Assignment.

See Exhibit "A" attached hereto and made a part hereof.

For adequate consideration, Assignor (PIN ECONE PETROLEUM) transfers, grants, assigns and conveys to Assignees overriding royalty interests, as described below, in the Leases and all of the oil, gas and other minerals produced, saved and marketed from the Leases. (See Assignees interest conveyed below)

PINECONE PETROLEUM, assigns overriding royalty interests in said attached Leases as follows:

50% to Meir Cohen
675 Third Avenue, Suite 2400
New York, NY 10017

48% to Stratex Oil and Gas, Inc.
30 Echo Lake Road
Watertown, CT 06795

1% to Rotary Partners
196 Fern Avenue
Litchfield, CT 06759

1% to Lynden Capital
57 Gramercy Avenue
Rye, NY 10580

This Assignment of overriding royalty interest is made without warranty of title, express or implied.

If Assignor's interest in the attached oil and gas leases, lands or unit is less than the entire interest, or if said oil and gas leases cover less than the entire fee title, then the overriding royalty shall be reduced proportionately.

To have and to hold the interest herein transferred and assigned unto Assignees, its successors and assigns, forever, subject only the terms and provisions provided, herein.

This Assignment is effective January 1, 2012

Executed this 3rd day of January, 2012

ASSIGNOR /s/ Christopher Miller
Christopher Miller
As President of PINECONE ETROLEUM.

STATE OF COLORADO      )                                                                 ACKNOWLEDGMENT (For use by Corporation)

COUNTY OF DENVER      )

On this 3rd day of January, A.D. 2012, before me personally appeared , Christopher Miller                                                                                                   ,to me personally known, who. beingbx me duly sworn, did say that he/she is the President                                                               of Pinecone Petroleum                                                          and that the seal affixed to said instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said                                                                                                         acknowledged said instrument to be free act and deed of said

Witness my hand and seal this 3rd day of January, A.D. 2012

Mackenzi Danielson
Notary Public,

Address:

Attached to and made part of that certain ASSIGNMENT OF OVERRIDING ROYALTY INTEREST dated January 3, 2012 and made effective January 1, 2012

EXHIBIT 'A'

LESSOR	LESSEE	DESCRIPTION	BK/PG

Ronald E. and	Proterra Oil and	T18S-R3OW	117/177
Neoma G. Conner,	Gas Exploration, Inc.	Section 27: SW/4
h/w		Section 34: NE/4

Howard and Carolyn	Centennial Oil and	T16S-R28W	116/153
Lawrence, h/w	Gas	Section 23: S/2N/2, S/2

Dane G. Hansen	Proterra Oil and	T18S-R3OW	117/298
Foundation	Gas Exploration Inc.	Section 28: SW/4

Dane G. Hansen	Proterra Oil and	T18S-R3OW	117/299
Foundation	Gas Exploration Inc.	Section 28: NW/4

It is the intent of the Assignor to convey all Right Title and Interest in the above oil and gas leases including wellbore production in the Munsell Lawrence 21-23, Lawrence 21-23 and Conner 14-27 and Carpienter Conner 43-28 .